DEARBORN BANCORP, INC.
FORM 10-Q (continued)
Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the quarterly report on Form 10-Q for the quarter ended March 31, 2008 (the “Form 10-Q”) of Dearborn Bancorp, Inc. (the “Issuer”).
     I, Michael J. Ross, President and Chief Executive Officer of the Issuer, certify that:
(i)	The Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and
(ii)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: May 9, 2008
/s / Michael J. Ross Michael J. Ross
President and Chief Executive Officer,
Dearborn Bancorp, Inc.

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